UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

RELIV’ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, the Board of Directors of Relìv International, Inc. (the “Company”) adopted the Relìv International, Inc. Incentive Compensation Plan (the “Plan”). The Plan formalizes the earlier practice of the Board of Directors of authorizing profit-based incentive compensation for key executives and management during prior years.

Under the Plan, the chief executive officer, chief financial officer and a number of other executive officers and managers are awarded incentive compensation payments based on the profitability of the Company on a quarterly and annual basis. Pursuant to the Plan, the Compensation Committee determines the aggregate amount of awards available under the Plan, which shall not exceed 18% of the Company’s Income from Operations for any period. In addition, no incentive compensation awards may be made under the Plan in respect of any quarter in which Income from Operations is less than $500,000 and no participant in the Plan may receive in respect of a fiscal year any amount in excess of two times his or her base salary for such fiscal year.

Each executive’s and manager’s award is based on a percentage of the aggregate amount of incentive compensation available under the terms of the Plan for the relevant period. Pool I of the Plan covers senior executive officers whose award percentages are recommended by the Compensation Committee and authorized the Company’s Board of Directors. Pool II covers other executives and managers who are selected by senior management to participate and whose award percentages are determined by senior management.

For the Company’s 2007 fiscal year, the Compensation Committee has determined that the aggregate amount of incentive compensation available under the Plan shall be an amount equal to 16% of the Company’s Income from Operations. Further, the Company’s Board of Directors has authorized, following the Compensation Committee’s recommendation, that Robert L. Montgomery, the Company’s Chairman, President and Chief Executive Officer, and Steven D. Albright, the Company’s Chief Financial Officer, receive award percentages of 21.0% and 7.0%, respectively, of the aggregate amount of incentive compensation available under the Plan for the 2007 fiscal year. In addition, the Company’s Board of Directors has authorized award percentages for the 2007 fiscal year of 10.0%, 6.0% and 5.0% for Messrs. R. Scott Montgomery, Carl W. Hastings and Stephen M. Merrick, respectively, the Company’s other named executive officers.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Relìv International, Inc. Incentive Compensation Plan effective January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on May 31, 2007.

RELIV’ INTERNATIONAL, INC.

By: /s/ Steven D. Albright
       Steven D. Albright
      Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Relìv International, Inc. Incentive Compensation Plan effective January 1, 2007.